As filed with the Securities and Exchange Commission on November 26, 2013

Registration No. 333-165755

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIANDI CLEAN TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	75-2834498	3822

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)	(Primary Standard Industrial Classification Code Number)

4th Floor Tower B. Wanliuxingui Building,

No. 28 Wanquanzhuang Road, Haidian District, Beijing, 100089 China

86-10-5872-0171

(Address, including zip code, and Telephone Number, including area code,

of Registrant’s Principal Executive Offices)

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

(212) 407-4000

(Name, Address, including zip code, and Telephone Number, including area code, of Agent for Service)

With a copy to:

Henry F. Schlueter, Esq.

David A. Stefanski

Schlueter & Associates, P.C.

1050 17th Street, Suite 1750

Denver, Colorado 80265

(303) 292-3883

Approximate date of commencement of proposed sale to the public:  Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

Explanatory Note — Deregistration of Securities

This Post-Effective Amendment No. 3 relates to LianDi Clean Technology Inc.’s (the “Company”) Registration Statement on Form S-1 (No. 333-165755) that was declared effective on August 8, 2012 pertaining to the resale of 993,742 shares of common stock, par value $.001 per share (the “Common Stock”), 7,086,078 shares of Common Stock issuable upon the conversion of shares of Series A Convertible Preferred Stock, and 5,117,740 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock (the “Registration Statement”). The offering pursuant to the Registration Statement has terminated.  In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Company hereby removes from registration all securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, Peoples Republic of China on November 26, 2013.

LIANDI CLEAN TECHNOLOGY INC.

By:	/s/ Jianzhong Zuo
Name:	Jianzhong Zuo
Title:	Chairman, Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ Yong Zhao
Name:	Yong Zhao
Title:	Chief Financial Officer (Principal Financial
and Accounting Officer)

 Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to Form S-1 Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Dated: November 26, 2013	By:	/s/Jianzhong Zuo
	Name:	Jianzhong Zuo
	Title:	Chairman, Chief Executive Officer and President (Principal Executive Officer)

Dated: November 26, 2013	By:	/s/Yong Zhao
	Name:	Yong Zhao
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: November 26, 2013	By:	/s/ Jian Li
	Name:	Jian Li
	Title:	Director

Dated: November 26, 2013	By:	/s/ Hongjie Chen
	Name:	Hongjie Chen
	Title:	Director

Dated: November 26, 2013	By:	/s/Xiaojun Li
	Name:	Xiaojun Li
	Title:	Director